                                                                    EXHIBIT 11.1

                                    8x8, Inc.

            STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                   (in thousands, except per share data)


                                                                                  Nine Months Ended
                                                                                    December 31,
                                                                                --------------------
                                                              Year Ended
                                                               March 31,
                                                                 1996            1995           1996
                                                                 ----            ----           ----

Net loss                                                       $(3,217)        $(3,280)       $(10,769)
                                                               --------        --------       ---------
Reconciliation of weighted average number of
shares outstanding to amount used in proforma
loss per share computation:

Weighted average number of shares
outstanding                                                      7,679            7,611         7,834

Additional shares included in accordance
with requirements of the Securities and
Exchange Commission under Staff
Accounting Bulletin 83                                           4,043            4,043          4,043
                                                                ------           ------         ------

Weighted average number of shares
outstanding as adjusted                                         11,722           11,654         11,877
                                                                ======           ======         ======

Proforma net loss per share                                     $ (.27)          $ (.28)        $ (.91)
                                                                =======          =======        ======